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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                        DATE OF REPORT: DECEMBER 28, 2004
                        (Date of earliest event reported)


                               LECTEC CORPORATION
             (Exact name of registrant as specified in its charter)


                         Commission File Number: 0-16159


                               -----------------


         MINNESOTA                                        41-1301878
(State or other jurisdiction                   (IRS Employer Identification No.)
     of incorporation)


               10701 RED CIRCLE DRIVE, MINNETONKA, MINNESOTA 55343 (Address of principal executive offices, including zip code)


                                 (952) 933-2291
              (Registrant's telephone number, including area code)


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)


         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act
      (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
      (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Fitzgerald Separation Agreement
-------------------------------

On December 28, 2004, LecTec Corporation, a Minnesota corporation ("LecTec"), entered into a Separation Agreement (the "Agreement") with Timothy P. Fitzgerald, Chief Executive Officer and Director of LecTec (the "Executive").

Pursuant to the Agreement, the Executive agreed to resign from his positions as Chief Executive Officer and a Director of LecTec and to terminate his employment with LecTec effective as of January 14, 2005. The Executive will receive his normal salary and benefits through the last day of his employment along with payment for any and all accrued but unused vacation. Pursuant to the Agreement, the Executive agreed to be available to and cooperate with LecTec in the event of litigation or other needs at an hourly rate of $200 plus reimbursement of any travel and other expenses. In addition, LecTec agreed that it will maintain director and officer insurance coverage for a minimum of six years. Pursuant to the Agreement, LecTec and the Executive mutually agreed to release the other party from future claims, subject to certain limited exceptions, and to not disparage the other party in the market place.

A copy of the Agreement will be filed as an exhibit to LecTec's Form 10-KSB for the fiscal year ended December 31, 2004.

Stock Option Extensions
-----------------------

At a meeting held on January 14, 2005, the Compensation Committee of the Board of Directors of LecTec approved an amendment to certain stock options held by its Chief Executive Officer, Timothy P. Fitzgerald, and its former Vice President of Quality Assurance and Regulatory Affairs, John D. LeGray. The amendment had the effect of extending the exercisability of certain options held by Mr. Fitzgerald and Mr LeGray until the second anniversary of their respective dates of termination. Prior to this amendment these options would have expired 90 days after the optionee's termination of employment with LecTec. Mr. Fitzgerald holds options to purchase 100,000 shares with a weighted average exercise price of $0.99 which were extended by these amendments, while Mr. LeGray held options to purchase 60,000 shares with a weighted average exercise price of $1.01 which were extended by these amendments. Mr. Fitzgerald did not participate in the Compensation Committee meeting held to discuss this amendment.

Board Compensation
------------------

At a meeting held on January 14, 2005, the Board of Directors of LecTec approved the payment of an annual retainer to non-employee members of the Board of Directors in the amount of $17,500. This retainer would be paid in quarterly installments of $4,375 at the beginning of each calendar quarter commencing with the first quarter of 2005.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

(b) Effective as of January 14, 2005, Timothy P. Fitzgerald, Chief Executive Officer and member of LecTec's Board of Directors, resigned from his positions as Chief Executive Officer and Director.

(c) Effective as of January 14, 2005, Alan C. Hymes, M.D. was elected to the office of Chief Executive Officer and will serve as LecTec's principal executive, financial and accounting officer for SEC reporting purposes. Dr. Hymes, age 73, is a co-founder of LecTec and has been serving as a director since 1977. Dr. Hymes has served as Chairman of the Board since August 2003. Dr. Hymes served as the Interim Chief Executive Officer and President of LecTec from July 31, 2003 to October 30, 2003. Dr. Hymes was engaged in the private practice of surgery from 1968 until his retirement in 1992. He is a diplomat of the American Board of Surgery and the American Board of Thoracic and Cardiovascular Surgery. There are no arrangements or understandings between Dr. Hymes and any other persons pursuant to which Dr. Hymes was selected as an officer. Dr. Hymes does not have a direct or indirect material interest in any currently proposed transaction to which LecTec is to be a party in which the amount involved exceeds $60,000, nor has Dr. Hymes had a direct or indirect material

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     interest in any such transaction during LecTec's last two fiscal years.
     There is currently no employment agreement between LecTec and Dr. Hymes.

(d) On January 14, 2005, the Board of Directors of LecTec elected a new director, Mr. Andrew Rollwagen, to LecTec's Board of Directors. Mr. Rollwagen has more than 25 years experience in banking and finance. He holds a Master of Business Administration degree from The University of St. Thomas, Minneapolis, Minnesota and is the Senior Vice President of Business Banking at First State Bank and Trust, a locally owned community bank serving the greater St. Croix Valley area in Minnesota. There are no arrangements or understandings between Mr. Rollwagen and any other persons pursuant to which Mr. Rollwagen was selected as a director. Mr. Rollwagen will serve as the chair of the Board Composition Committee and as a member of the Compensation and Audit Committees of the Board. Mr. Rollwagen does not have a direct or indirect material interest in any currently proposed transaction to which LecTec is to be a party in which the amount involved exceeds $60,000, nor has Mr. Rollwagen had a direct or indirect material interest in any such transaction during LecTec's last two years. Mr. Rollwagen has no equity interest in LecTec.

ITEM 8.01  OTHER EVENTS.

On January 20, 2005, LecTec's Board of Directors approved and declared a cash dividend of $0.06 per share, payable on March 11, 2005 to shareholders of record on February 25, 2005. LecTec has approximately 4,030,330 shares outstanding.

A press release, dated January 21, 2005, announcing (i) Mr. Fitzgerald's resignation from his position as Chief Executive Officer and Director, (ii) Dr. Hymes's election to the office of Chief Executive Officer, (iii) Mr. Rollwagen's election to LecTec's Board of Directors, and (iv) the declaration of a cash dividend, is attached as Exhibit 99.1 to this report and is incorporated herein by reference.



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ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(c)  Exhibits.

         The following exhibit is being filed with this Form 8-K:

         99.1  Press release issued by LecTec Corporation on January 21, 2005.


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               LECTEC CORPORATION



                                               By: /s/ Alan C. Hymes
                                                   -----------------------------
                                                   Alan C. Hymes
                                                   Chief Executive Officer

Date:  January 21, 2005



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                                  EXHIBIT INDEX

EXHIBIT
NUMBER                 DESCRIPTION
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
99.1                   Press release issued by LecTec Corporation on January 21, 2005.